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                                                                    Exhibit 10.2

                 AMENDED AND RESTATED RIGHTS EXCHANGE AGREEMENT

     This Amended and Restated Agreement is effective as of February 1, 1999 (the "Effective Date") by and between Millennium Pharmaceuticals, Inc., a Delaware corporation having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139-4815 ("MPI"), and Millennium Predictive Medicine, Inc., a Delaware corporation having its principal place of business at 640 Memorial Drive, Cambridge, Massachusetts 02139-4815 ("MPMx").


                                  INTRODUCTION

     1. MPI is engaged in the discovery and development of pharmaceutical products, and has entered into a number of collaboration agreements with pharmaceutical companies relating to such discovery and development activities.

     2. MPI has established MPMx as a subsidiary and, pursuant to a Technology Transfer and License Agreement of even date herewith, has transferred and/or licensed certain technology to MPMx in exchange for, among other consideration, the issuance of 6,250,000 shares of Series A Convertible Preferred Stock of MPMx.

     3. MPMx has been established in order to pursue the identification, discovery, research, development and commercialization of products and services in the MPMx Core Field (as defined below).

     4. MPI has agreed to transfer and assign to MPMx certain existing and future rights that it may develop or acquire in the MPMx Core Field and MPMx wishes to accept such assignment.

     5. MPMx has agreed to transfer and assign to MPI certain existing and future rights that it may develop or acquire in the MPI Core Field (as defined below) and MPI wishes to accept such assignment.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPI and MPMx hereby agree as follows:


SECTION 1.     DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

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     1.1       AGREEMENT, PARTY AND OTHER GENERAL TERMS.

     "AFFILIATE" means any corporation, company partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For the purposes of this definition, "control" shall mean, (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

     "AGREEMENT TERM" means the period commencing on the Effective Date and ending on the later of (a) the fifth anniversary of the Effective Date and (b) the date on which MPMx ceases to be an Affiliate of MPI.

     "COLLABORATIVE PARTNER" means a party (other than MPI or an MPI Subsidiary or MPMx) to an MPI Collaboration Agreement or an MPMx Collaboration Agreement.

     "CONFIDENTIAL INFORMATION" means all trade secrets or confidential or proprietary information designated as such in writing, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed to the receiving Party. Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Confidential Information if (i) it would be apparent to a reasonable person, familiar with the business and the industry of the disclosing Party, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing Party or if (ii) the disclosing Party, within thirty (30) days after such disclosure, delivers to the receiving Party a written document or documents describing such information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers.

     "FAMILY COUNCIL" means a governing body consisting of the chief executive officer, chief business officer, chief financial officer and general counsel of MPI (to the extent such offices are filled), any additional employees of MPI as may be selected by the chief executive officer of MPI, the senior executive officer of each MPI Subsidiary so long as such MPI Subsidiary remains an Affiliate of MPI, and the senior executive officer of MPMx so long as MPMx remains an Affiliate of MPI. Each of the foregoing representatives shall have the right to invite one additional non-voting designee to attend meetings of the Family Council.

     "FULLY-LOADED COST" means (a) costs directly attributable to an activity (i.e., those costs which vary with such activity), including, but not limited to, direct labor and benefit expenses for such activity and consumable bulk and other materials, plus (b) fixed overhead costs allocable to the activity, including, but not limited to, direct benefit and labor expenses for technical services and support services, rent, utilities, building supplies, depreciation, maintenance and repairs and


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insurance costs associated with such activity, plus (c) a percentage of indirect overhead costs allocable to the activity, including, but not limited to, consulting costs, lab supplies and services, information systems, equipment service, safety compliance, applicable license fees and collaborative expenses.

     "MPI SUBSIDIARY" shall mean a subsidiary established by MPI to operate within all or any portion of the MPI Core Field.

     "PARTY" means MPI or MPMx; "PARTIES" means MPI and MPMx.

     "PERSON" means any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

     "TECHNOLOGY TRANSFER AND LICENSE AGREEMENT" means the Technology Transfer and License Agreement between MPI and MPMx of even date herewith.

     1.2      SCIENTIFIC AND PRODUCT TERMS.

     "DIAGNOMICS" means products and services used to describe a patient's medical condition in a form or manner which has inherent prognostic, therapeutic or economic benefit.

     "DIAGNOMIC AND PHARMACOGENOMIC DATABASES" means compilations of data and other information for Diagnomic and Pharmacogenomic purposes. Diagnomic and Pharmacogenomic Databases shall not include compilations of data and other information which relate to MPI's (or, if so authorized by MPI, an MPI Subsidiary's) development and/or commercialization of products or services in the MPI Core Field.

     "DIAGNOMIC AND PHARMACOGENOMIC PROCESS TECHNOLOGY" means technology which is related to or necessary for the generation and interpretation of Diagnomic and Pharmacogenomic Databases and/or the use of Diagnomic and Pharmacogenomic Software.

     "DIAGNOMIC AND PHARMACOGENOMIC SOFTWARE" means software for the generation and interpretation of Diagnomic and Pharmacogenomic Databases including, but not limited to, software used in connection with Patient Management Services.

     "DIAGNOSTIC PRODUCTS" means any product which is offered, or is reasonably intended by MPMx to be offered, for sale to third parties (e.g., testing laboratories, physicians, hospitals and patients) pursuant to an arms-length transaction, in the form of a device, compound or kit, that is used to identify patients having a particular disease or predisposition to a disease and/or to monitor the course, prognosis or recurrence of such disease in such patients.

     "DIAGNOSTIC PRODUCTS/TESTING SERVICES RESEARCH AND DEVELOPMENT SERVICES" means any research and development service which is provided, or is reasonably intended by MPMx to be

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provided, to third parties (e.g., diagnostics development and manufacturing companies) pursuant to an arms-length transaction in order to develop and/or commercialize Diagnostic Products or Diagnostic Testing Services.

     "DIAGNOSTIC TESTING SERVICES" means any testing service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., physicians, hospitals and patients) pursuant to an arms-length transaction, in order to identify patients having a particular disease or predisposition to a disease and/or to monitor the course, prognosis or recurrence of such disease in such patients.

     "MPMx PRODUCTS" means Diagnomic and Pharmacogenomic Databases, Diagnomic and Pharmacogenomic Process Technology, Diagnomic and Pharmacogenomic Software, Diagnostic Products and Pharmacogenomic Products.

     "MPMx SERVICES" means Diagnostic Products/Testing Services Research and Development Services, Diagnostic Testing Services, Patient Management Services, Pharmacogenomics-Mediated Drug Research and Development Services,
Pharmacogenomic Products/Testing Services Research and Development Services and Pharmacogenomic Testing Services.

     "PATIENT MANAGEMENT SERVICES" means the provision of medical practice guidelines based on Diagnomics and Pharmacogenomics.

     "PHARMACOGENOMICS" means the correlation, based on analysis of animal and/or human tissue (including, without limitation, cell lines), of a biological marker (e.g., DNA, RNA or protein) with measurements of the safety and/or efficacy of a preventative and/or therapeutic substance or candidate.

     "PHARMACOGENOMICS-MEDIATED DRUG RESEARCH AND DEVELOPMENT SERVICES" OR "PMDRDS" means any research and development service which is provided, or is reasonably intended by MPMx to be provided, to third parties engaged in developing therapeutic and/or preventative products (e.g., biotechnology and pharmaceutical companies) pursuant to an arm's-length transaction in order to assess on behalf of any such third party the Pharmacogenomic properties of an existing candidate therapeutic or preventative product or an existing therapeutic or preventative product being developed by such third party. Pharmacogenomics-Mediated Drug Research and Development Services shall not include the provision of research and development services in order to discover or identify candidate therapeutic or preventative products.

     "PHARMACOGENOMIC PRODUCTS" means any product which is offered, or is reasonably intended by MPMx to be offered, for sale to third parties (e.g., testing laboratories, physicians and hospitals) pursuant to an arms-length transaction, in the form of a device, compound or kit, that is used to identify patients (e.g., the genetic disaggregation of patient populations) based on their response to a pharmaceutical compound.

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     "PHARMACOGENOMIC PRODUCTS/TESTING SERVICES RESEARCH AND DEVELOPMENT
SERVICES" OR "PPTSRDS" means any research and development service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., diagnostic development and manufacturing companies) pursuant to an arms-length transaction in order to develop and/or commercialize Pharmacogenomic Products or Pharmacogenomic Testing Services. Pharmacogenomic Products/Testing Services Research and Development Services shall not include the provision of research and development services in order to discover or identify candidate therapeutic or preventative products or the provision of Pharmacogenomics-Mediated Drug Research and Development Services.

     "PHARMACOGENOMIC TESTING SERVICES" means any testing service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., pharmaceutical companies, clinical research organizations, physicians and hospitals) pursuant to an arms-length transaction, in order to identify patients (e.g., the genetic disaggregation of patient populations) based on their response to a pharmaceutical compound.

     1.3      FIELD, PATENT, RETAINED RIGHT AND TECHNOLOGY TERMS.

     "MPI COLLABORATION AGREEMENTS" means the MPI Existing Collaboration Agreements and the MPI Future Collaboration Agreements.

     "MPI CORE FIELD" shall mean the identification, discovery, research, development and commercialization of all products and services outside of the MPMx Core Field. MPI may assign all or any portion of the MPI Core Field to an MPI Subsidiary.

     "MPI EXISTING COLLABORATION AGREEMENTS" means the agreements (as the same may be amended from time to time) listed in EXHIBIT A to this Agreement.

     "MPI FUTURE COLLABORATION AGREEMENTS" means collaboration agreements, strategic alliances, license agreements and similar arrangements (as the same may be amended from time to time) entered into by MPI or an MPI Subsidiary from time to time during the Agreement Term pursuant to which, and to the extent that, MPI or the MPI Subsidiary retains or obtains research, development or commercialization rights in the MPMx Core Field.

     "MPI RETAINED RIGHTS" shall mean all research, development and commercialization rights, if any, retained by MPI or an MPI Subsidiary in the MPMx Core Field pursuant to the MPI Collaboration Agreements.

     "MPMx COLLABORATION AGREEMENTS" means collaboration agreements, strategic alliances, license agreements and similar arrangements (as the same may be amended from time to time) entered into by MPMx during the Agreement Term, pursuant to which, and to the extent that,

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MPMx retains or obtains research, development or commercialization rights in the
MPI Core Field.

     "MPMx CORE FIELD" means the identification, discovery, research, development and commercialization of MPMx Products and MPMx Services.

     "MPMx RETAINED RIGHTS" means all research, development and commercialization rights, if any, retained by MPMx in the MPI Core Field pursuant to the MPMx Collaboration Agreements.

     "PROCESS TECHNOLOGY" means methods, systems, programs, technology, algorithms and software (including source code), together with all unpatentable intellectual property related thereto (including, without limitation, know-how, trade secrets and copyrights), for the identification, discovery, research, development and/or production of products and services in the MPI Core Field and/or the MPMx Core Field. Examples of Process Technology include, without limitation, DNA sequencing technologies, transcriptional profiling, genotyping technologies, protein analytics, methods for screening small molecule libraries, methods for automating and increasing throughput of process technologies, software systems for the control and management of automated process technologies, and software systems for DNA sequencing analysis, transcriptional profiling, genotyping analysis, protein profiling analysis and drug discovery informatics.

     "PRODUCT TECHNOLOGY" means technology in the form of biological materials and chemical compounds and the data relating thereto, together with all unpatentable intellectual property related thereto (including, without limitation, know-how, trade secrets and copyrights), that directly relates to the development, manufacture and/or commercialization of a product or service in the MPI Core Field and/or the MPMx Core Field. Product Technology shall exclude Process Technology. Examples of Product Technology include, without limitation, genes, gene fragments, proteins, peptides, vectors, cell lines, cells, small molecules and natural product compounds and libraries.


SECTION 2.     CORE FIELD OPPORTUNITIES

               (a) MPMx CORE FIELD. MPMx and MPI agree that MPMx has been organized in order to operate in the MPMx Core Field. Except as provided in subsections (c) and (d) below, MPI hereby agrees that it shall transfer, assign and/or license to MPMx or otherwise make available to MPMx, all product and service development opportunities and other technology rights developed or acquired or otherwise controlled by MPI during the Agreement Term to the extent applicable to the MPMx Core Field, including, but not limited to, the transfer and assignment of MPI Retained Rights pursuant to Section 3 below. In addition, MPI agrees that it will contractually require each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI and except as provided in subsections (c) and (d) below, to transfer, assign and/or license to MPMx (either directly

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or through MPI), or to otherwise make available to MPMx (either directly or through MPI), all product and service development opportunities and other technology rights developed or acquired or otherwise controlled by such MPI Subsidiary during the Agreement Term to the extent applicable to the MPMx Core Field, including, but not limited to, the transfer and assignment of MPI Retained Rights. Except as provided in subsections (c) and (d) below, MPI shall not engage in the development or commercialization of products in the MPMx Core Field during the Agreement Term without the prior written consent of MPMx. In addition, MPI agrees that it will contractually prohibit each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI and except as provided in subsections (c) and (d) below, from engaging in the development or commercialization of products and services in the MPMx Core Field during the Agreement Term without the prior written consent of MPMx.

               (b) MPI CORE FIELD. MPI and MPMx agree that MPI's business is the MPI Core Field. Except as provided in subsections (c) and (d) below, MPMx hereby agrees that it shall transfer, assign and/or license to MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved), or to otherwise make available to MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved), all product and service development opportunities and other technology rights developed or acquired or otherwise controlled by MPMx during the Agreement Term to the extent applicable to the MPI Core Field, including, but not limited to, the transfer and assignment of MPMx Retained Rights pursuant to Section 4 below. Except as provided in subsections (c) and
(d) below, MPMx shall not engage in the development or commercialization of products or services in the MPI Core Field during the Agreement Term without the prior written consent of MPI.

               (c) OVERRIDE RIGHTS. MPI recognizes that MPMx intends, and MPMx recognizes that MPI and the MPI Subsidiaries intend, to enter into collaboration agreements, strategic alliances, license agreements and similar arrangements with Collaborative Partners ("Collaboration Agreements"). MPI agrees to use commercially reasonable efforts in negotiating such arrangements (and any amendments to such arrangements) to limit the licenses and rights granted to a Collaborative Partner to the MPI Core Field and agrees to contractually require each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, to use commercially reasonable efforts in negotiating such arrangements (and any amendments thereto) to limit the licenses and rights granted to a Collaborative Partner to the MPI Core Field. Similarly, MPMx agrees to use commercially reasonable efforts in negotiating such arrangements (and any amendments thereto) to limit the licenses and rights granted to a Collaborative Partner to the MPMx Core Field. Notwithstanding the foregoing:

                     (i)   MPI/MPI SUBSIDIARY OVERRIDE RIGHTS.

                           (x)  in the event that MPI or an MPI Subsidiary, in
negotiating a Collaboration Agreement, or an amendment to a Collaboration Agreement, believes in good faith that the failure to include in such agreement or amendment rights and licenses to Product Technology developed or acquired pursuant to the Collaboration Agreement or the amendment thereto for use in the MPMx Core Field would have a material impact on the willingness of the

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Collaborative Partner to enter into a Collaboration Agreement, an amendment thereto, or the financial terms thereof; and

                           (y) the grant of such rights and licenses to the
Collaborative Partner would not constitute a breach by MPMx of any MPMx Collaboration Agreement, or a breach by MPI (or by any MPI Subsidiary) of any contractual obligations in such Collaboration Agreement made by it to MPMx's Collaborative Partner; then

                MPI or the MPI Subsidiary, as applicable, shall have the right to enter into such Collaboration Agreement and/or amendment thereof and the provisions of subsection (a) above shall not apply to the licenses and rights so granted, provided that the conditions of subsection (d) below are met and the grant of such licenses and rights outside the MPI Core Field is incidental to (that is, not the primary purpose of) a bona fide agreement or amendment pertaining to the MPI Core Field.

                     (ii)  MPMx OVERRIDE RIGHTS.

                           (x) in the event that MPMx, in negotiating a
Collaboration Agreement, or an amendment to a Collaboration Agreement, believes in good faith that the failure to include in such agreement or amendment rights and licenses to Product Technology developed or acquired pursuant to the Collaboration Agreement or amendment thereto for use in the MPI Core Field would have a material impact on the willingness of the Collaborative Partner to enter into a Collaboration Agreement, an amendment thereto, or the financial terms thereof; and

                           (y) the grant of such rights and licenses to the
Collaborative Partner would not constitute a breach by MPI (or any MPI Subsidiary) of any MPI or MPI Subsidiary Collaboration Agreement, or a breach by MPMx of any contractual obligations in such Collaboration Agreement made by it to MPI's (or such MPI Subsidiary's) Collaborative Partner; then

                MPMx shall have the right to enter into such Collaboration Agreement and/or amendment thereof and the provisions of subsection (b) above shall not apply to the licenses and rights so granted, provided that the conditions of subsection (d) below are met and the grant of such licenses and rights outside the MPMx Core Field is incidental to (that is, not the primary purpose of) a bona fide agreement or amendment pertaining to the MPMx Core Field.

                (d) CONDITIONS TO OVERRIDE.

                     (i) EXERCISE BY MPI. In the event that MPI desires to exercise the override right set forth in subsection (c) above with respect to the MPMx Core Field, MPI shall notify MPMx in writing, discuss on an expedited basis with MPMx the facts relating to the proposed Collaboration Agreement and/or amendment thereof, and, to the extent feasible and appropriate, involve MPMx in negotiations with the Collaborative Partner. In addition, MPI shall

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contractually require each MPI Subsidiary, until such time as it is no longer an
Affiliate of MPI, in the event that it desires to exercise the override right set forth in subsection (c) above with respect to the MPMx Core Field, to notify MPMx in writing, discuss on an expedited basis with MPMx the facts relating to the proposed Collaboration Agreement and/or amendment thereof, and, to the extent feasible and appropriate, involve MPMx in negotiations with the Collaborative Partner. Notwithstanding anything contained in this Agreement to the contrary, MPI shall not amend an MPI Collaboration Agreement in a manner which would constitute an exercise of the override right set forth in subsection
(c) above without MPMx's prior written consent; in addition, MPI shall contractually prohibit each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, from amending a Collaboration Agreement in a manner which would constitute an exercise of the override right set forth in subsection (c) above without MPMx's prior written consent.

                     (ii) EXERCISE BY MPMx. In the event that MPMx desires to exercise the override right set forth in subsection (c) above with respect to the MPI Core Field, MPMx shall notify MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) in writing, discuss on an expedited basis with MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) the facts relating to the proposed Collaboration Agreement and/or amendment thereof, and, to the extent feasible and appropriate, involve MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) in negotiations with the Collaborative Partner. Notwithstanding anything contained in this Agreement to the contrary, MPMx shall not amend an MPMx Collaboration Agreement in a manner which would constitute an exercise of the override right set forth in subsection (c) above without MPI's (or, if an MPI Subsidiary's core field is involved, such MPI Subsidiary's) prior written consent.

                     (iii) EXERCISE BY EITHER MPI OR MPMx. In the event that MPI or an MPI Subsidiary or MPMx exercises the override right set forth in subsection (c) above, such party shall provide compensation to the party whose core field is involved. Such compensation shall be negotiated in good faith by the parties involved and MPI shall contractually require each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, to so negotiate.

                (e) OTHER EXCEPTIONS TO RIGHTS OF MPMx. Although the MPMx Core Field includes the provision of PMDRDS, MPI (or, if authorized by MPI, an MPI Subsidiary) may engage in the discovery, development and commercialization of therapeutic and/or preventative products, and, in doing so, shall have the right to use Pharmacogenomics as part of its overall drug research and development methodologies, whether alone or in collaboration with third parties, so long as MPI (or, if applicable, the MPI Subsidiary) is actively engaged in the development and/or commercialization of the products as to which it chooses to employ Pharmacogenomics. Additionally, MPI and MPMx recognize that Persons may wish to engage MPMx for the provision of PMDRDS in connection with existing candidate therapeutic or preventative products or existing therapeutic or preventative products which are, in MPI's (or, if applicable, the MPI Subsidiary's) reasonable opinion, competitive with candidate therapeutic or preventative products or therapeutic or preventative products under development by MPI (or, if applicable, the MPI Subsidiary), whether alone or in collaboration with third parties ("Competitive Products"). In the

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event that MPMx desires to provide PMDRDS to a Person for the purpose of assessing the Pharmacogenomic properties of a Competitive Product which has not yet advanced to the stage of clinical studies (and not with respect to a Competitive Product which has advanced to the stage of clinical studies), MPMx shall discuss with MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) the proposed transaction in advance in order to determine if the provision of such PMDRDS by MPMx would have a material adverse affect on MPI's business or, if applicable, the MPI Subsidiary's business. If, in MPI's (or, if applicable, the MPI Subsidiary's) reasonable opinion, the provision of such PMDRDS by MPMx would have a material adverse affect on MPI's business or, if applicable, the MPI Subsidiary's business, MPMx shall not engage in the provision of such PMDRDS.

                (f) LIMITATIONS TO OVERRIDE. In the event that MPI exercises the override right set forth in subsection (c) above, such exercise shall pertain only to the grant of licenses and rights to MPI's Collaborative Partner, and shall not be construed to permit MPI to collaborate with, or provide services or assistance to, such Collaborative Partner with respect to the development of Product Technology in the MPMx Core Field, without MPMx's prior written consent. In addition, MPI shall contractually require of each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, that in the event it exercises the override right set forth in subsection (c) above, such exercise shall pertain only to the grant of licenses and rights to the MPI Subsidiary's Collaborative Partner, and shall not be construed to permit such MPI Subsidiary to collaborate with, or provide services or assistance to, such Collaborative Partner with respect to the development of Product Technology in the MPMx Core Field, without MPMx's prior written consent. In the event that MPMx exercises the override right set forth in subsection (c) above, such exercise shall pertain only to the grant of licenses and rights to MPMx's Collaborative Partner, and shall not be construed to permit MPMx to collaborate with, or provide services or assistance to, such Collaborative Partner with respect to the development of Product Technology in the MPI Core Field, without MPI's (or, if applicable, an MPI Subsidiary's) prior written consent.


SECTION 3.      TRANSFER OF MPI RETAINED RIGHTS

                (a) MPI EXISTING COLLABORATION AGREEMENTS. MPI hereby transfers and assigns to MPMx all MPI Retained Rights under the MPI Existing Collaboration Agreements, subject to receipt of approvals and consents to such transfer and assignment from the applicable Collaborative Partners (to the extent required under the applicable MPI Existing Collaboration Agreements). MPI agrees to use commercially reasonable efforts to obtain such approvals and consents as soon as reasonably practicable following the Effective Date. By accepting the transfer and assignment of MPI Retained Rights under each MPI Existing Collaboration Agreement, MPMx agrees to perform all obligations, and to undertake all responsibilities, financial or otherwise, relating to the exploitation of the MPI Retained Rights.

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                (b) OTHER MPI COLLABORATION AGREEMENTS. The Parties anticipate that from time to time after the Effective Date and during the Agreement Term, MPI and MPI Subsidiaries will enter into MPI Future Collaboration Agreements with Collaborative Partners pursuant to which MPI Retained Rights may exist. MPI hereby agrees to transfer and assign to MPMx all MPI Retained Rights under each such MPI Future Collaboration Agreements, if any, and shall use commercially reasonable efforts to include in each such MPI Future Collaboration Agreement provisions enabling MPI to effect such transfer and assignment, or to obtain such approval or consent thereafter. In addition, MPI shall contractually require each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, to transfer and assign to MPMx (either directly or indirectly through MPI) all MPI Retained Rights under each MPI Future Collaboration Agreement entered into by such MPI Subsidiary and shall contractually require each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, to use commercially reasonable efforts to include in each such MPI Future Collaboration Agreement provisions enabling the MPI Subsidiary to effect such transfer and assignment, or to obtain such approval or consent thereafter. By accepting the transfer and assignment of MPI Retained Rights under each MPI Future Collaboration Agreement, MPMx agrees to perform all obligations, and to undertake all responsibilities, financial or otherwise, relating to the exploitation of the MPI Retained Rights.

                (c) FAILURE TO OBTAIN APPROVAL AND CONSENT. In the event that MPI or an MPI Subsidiary is unable to obtain any approval or consent required from a Collaborative Partner in connection with the transfer and assignment of MPI Retained Rights under any MPI Existing or Future Collaboration Agreement (referred to as "Nonassigned MPI Retained Rights"), MPI shall, and shall contractually require each such MPI Subsidiary to, in consultation with and at the direction of MPMx, take such commercially reasonable actions as shall be necessary to confer the benefits of any Nonassigned MPI Retained Rights to MPMx, including undertaking research or development work, granting sublicenses to relevant patent rights and know-how to MPMx or its designees and taking such other reasonable actions as may be agreed upon by the parties, in all cases at the expense of MPMx.

                (d) DIRECT AGREEMENT. At MPI's or an MPI Subsidiary's request, MPMx shall use commercially reasonable efforts to enter into an agreement directly with MPI or the MPI Subsidiary and the Collaborative Partner with respect to the MPI Retained Rights, on such terms as shall be mutually agreeable.

                (e) NO ADDITIONAL COMPENSATION. MPMx shall not be required to account to MPI or an MPI Subsidiary with respect to its exploitation of the MPI Retained Rights, and shall not be obligated to make any royalty or other payments to MPI or an MPI Subsidiary relating thereto.


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SECTION 4.      TRANSFER OF MPMx RETAINED RIGHTS

                (a) MPMx COLLABORATION AGREEMENTS. The Parties anticipate that from time to time from and after the Effective Date and during the Agreement Term, MPMx will enter into MPMx Collaboration Agreements with Collaborative Partners pursuant to which MPMx Retained Rights may exist. MPMx hereby agrees to transfer and assign to MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) all MPMx Retained Rights under each such MPMx Collaboration Agreement, if any, and shall use commercially reasonable efforts to include in each such MPMx Collaboration Agreement provisions enabling MPMx to effect such transfer and assignment, or to obtain such approval or consent thereafter. By accepting the transfer and assignment of MPMx Retained Rights under each MPMx Collaboration Agreement, MPI agrees to perform all obligations, and to undertake all responsibilities, financial or otherwise, relating to the exploitation of the MPMx Retained Rights. In addition, MPI agrees that it will require each MPI Subsidiary, by accepting the transfer and assignment of MPMx Retained Rights under each MPMx Collaboration Agreement, to agree to perform all obligations, and to undertake all responsibilities, financial or otherwise, relating to the exploitation of the MPMx Retained Rights.

                (b) FAILURE TO OBTAIN APPROVAL AND CONSENT. In the event that MPMx is unable to obtain any approval or consent required from a Collaborative Partner in connection with the transfer and assignment of MPMx Retained Rights under any MPMx Collaboration Agreement (referred to as "Nonassigned MPMx Retained Rights"), MPMx shall, in consultation with and at the direction of MPI (or, at MPI's request, the MPI Subsidiary whose core field is involved) take such commercially reasonable actions as shall be necessary to confer the benefits of any Nonassigned MPMx Retained Rights to MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) including undertaking research and development work, granting sublicenses to relevant patent rights and know-how to MPI (or, at the request of MPI, the MPI Subsidiary whose core field is involved) or its designees and taking such other commercially reasonable actions as may be agreed upon by the parties, in all cases at the expense of MPI or the MPI Subsidiary whose core field is involved.

                (c) DIRECT AGREEMENT. At MPMx's request, MPI shall use commercially reasonable efforts to enter into an agreement directly with MPMx and the Collaborative Partner with respect to the MPMx Retained Rights under a MPMx Collaboration Agreement, on such terms as shall be mutually agreeable. In addition, MPI agrees that it will contractually require each MPI Subsidiary, at MPMx's request, to use commercially reasonable efforts to enter into an agreement directly with MPMx and the Collaborative Partner with respect to the MPMx Retained Rights, on such terms as shall be mutually agreed.

                (d) NO ADDITIONAL COMPENSATION. Neither MPI nor an MPI Subsidiary shall be required to account to MPMx with respect to its exploitation of the MPMx Retained Rights and neither MPI nor an MPI Subsidiary shall be obligated to make any royalty or other payments to MPMx relating thereto.

SECTION 5.      PROVISION OF CONTRACT RESEARCH SERVICES.

                (a) MPMx PROVISION ON BEHALF OF MPI IN MPMx CORE FIELD. Except for de minimus requirements, in the event that MPI requires the performance of research services in the MPMx Core Field in order to support work being conducted by it in the MPI Core Field (whether for itself or on behalf of a Collaborative Partner), MPI, consistent with valid scientific and business judgment, shall contract with MPMx for the provision of such research services. In addition, except for de minimus requirements, MPI shall contractually require each MPI Subsidiary in the event that it requires the performance of research services in the MPMx Core Field in order to support work being conducted by it in the MPI Core Field (whether for itself or on behalf of a Collaborative Partner), consistent with valid scientific and business judgment, to contract with MPMx for the provision of such research services. MPMx, consistent with valid scientific and business judgment, shall provide such research services to MPI and the MPI Subsidiaries..

                (b) MPI PROVISION ON BEHALF OF MPMx IN MPI CORE FIELD. Except for de minimus requirements, in the event that MPMx requires the performance of research services in the MPI Core Field in order to support work being conducted by it in the MPMx Core Field (whether for itself or on behalf of a Collaborative Partner), MPMx, consistent with valid scientific and business judgment, shall contract with MPI or the MPI Subsidiary whose core field is involved for the provision of such research services. MPI, consistent with valid scientific and business judgment, shall provide such research services to MPMx and shall contractually require each MPI Subsidiary, consistent with valid scientific and business judgment, to provide such services to MPMx.

                (c) MPI PROVISION ON BEHALF OF MPMx IN MPMx CORE FIELD. In the event that MPMx has insufficient internal resources (e.g., manpower or capacity) to perform research services in the MPMx Core Field (whether for itself or on behalf of a Collaborative Partner), MPMx shall, consistent with valid scientific and business judgment, contract with MPI for the provision of such research services, and MPI, consistent with valid scientific and business judgment, shall provide such research services to MPMx.

                (d) COMPENSATION FOR CONTRACT RESEARCH SERVICES. In general, MPMx shall be reimbursed for its Fully-Loaded Cost associated with the rendering of research services to MPI or an MPI Subsidiary and shall reimburse MPI and the MPI Subsidiaries for their Fully-Loaded Cost associated with the rendering of research services to MPMx. Notwithstanding the foregoing, in the event that the provision of a certain type of research service constitutes an independent service which is marketed and sold to third parties by MPI or an MPI Subsidiary or by MPMx (including, without limitation, PMDRDS and PPTSRDS by MPMx), such party shall be reimbursed at fair market value (or such other value as may be mutually agreed upon by the parties) for the provision of such research services.

                (e) OWNERSHIP OF TECHNOLOGY. With respect to the contract research services contemplated in subsections (a)-(c) above, unless otherwise mutually agreed, the party performing the research services shall solely own all Process Technology developed by it and the party contracting for performance of the research services shall solely own all Product Technology developed by the performing party, provided that Product Technology which has application in the core fields of both parties shall be jointly owned by the parties. The ownership provisions set forth in this subsection (e) shall survive any expiration of the Agreement Term.

                (f) TERM. If MPMx ceases to be an Affiliate of MPI, the provisions of subsections (a)-(d) shall cease to apply to MPMx, provided that MPMx and MPI and the MPI Subsidiaries shall agree on terms for a transition period not to exceed two (2) years. If an MPI Subsidiary ceases to be an Affiliate of MPI, the provisions of subsections (a)-(d) shall cease to apply with respect to such MPI Subsidiary, provided that MPMx, MPI and such MPI Subsidiary shall agree on terms for a transition period not to exceed two (2) years.


SECTION 6.      CONFIDENTIAL INFORMATION.

     6.1 CONFIDENTIAL INFORMATION. Any party receiving Confidential Information shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement, use commercially reasonable efforts to prevent the disclosure of any Confidential Information to any other Person, and use commercially reasonable efforts to ensure that such Confidential Information is used only for those purposes specifically authorized herein; provided, however, that such restriction shall not apply to any Confidential Information which is (a) independently developed by the receiving party, (b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving party, (c) received without an obligation of confidentiality from a third party having the right to disclose such information, (d) released from the restrictions of this Section 6.1 by the express written consent of the disclosing party, (e) disclosed to any permitted assignee, permitted sublicensee or permitted subcontractor of either MPI or MPMx hereunder (if such assignee, sublicense or subcontractor is subject to the provisions of this Section 6.1 or comparable provisions of such other documents), or (f) required by law, statute, rule or court order to be disclosed (the disclosing party shall, however, use commercially reasonable efforts to obtain confidential treatment of any such disclosure).

     6.2 EMPLOYEE OBLIGATIONS. MPI and MPMx each agree that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors who have a need to know and have an obligation to treat such information and materials as confidential. Without limiting the generality of the foregoing, MPI and MPMx each shall use commercially reasonable efforts to obtain confidentiality agreements from its respective employees and agents, similar in scope to Section 6.1, to protect the Confidential Information. Notwithstanding anything to the contrary herein, MPI and MPMx shall each be deemed to have satisfied its obligations under Section
6.1 if it protects the Confidential Information of the other party with the same degree of care that it uses to protect its own similar Confidential Information.

     6.3 THIRD PARTY OBLIGATIONS. Each Party acknowledges that the other Party may from time to time have agreements with other persons which impose obligations or restrictions on such other Party with respect to the disclosure or use of inventions or information relating to the subject matter of such agreements ("Third Party Agreements"). Each Party agrees to be bound by all such obligations and restrictions which are made known to it under Third Party Agreements relating to Confidential Information.

     6.4 PERMITTED DISCLOSURES. Notwithstanding the provisions of Section 6.1 hereof, MPI and MPMx may, to the extent necessary, disclose and use Confidential Information, consistent with the rights of MPI and MPMx otherwise granted hereunder (a) for the purpose of engaging in research and development, conducting clinical testing and marketing programs, or securing institutional or government approval to clinically test or market any product, (b) for the purpose of sharing clinical trial results and data with third parties conducting clinical trials on products arising from MPI Retained Rights or MPMx Retained Rights, as applicable, (c) for the purpose of securing patent protection for an invention arising from the exploitation of MPI Retained Rights or MPMx Retained Rights, as applicable, (d) for the purpose of obtaining private investment, or
(e) for the purpose of discussing potential business and collaborative relationships in each Party's core field.

     6.5 TERM The obligations set forth in this Section 6 shall survive for a period of five (5) years from the expiration of the Agreement Term. ----


SECTION 7.      DISCLAIMER OF WARRANTY; CONSEQUENTIAL DAMAGES.

     7.1 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by either party that the practice by the other party of any rights transferred hereunder, or that the exploitation of any MPI Retained Rights or MPMx Retained Rights, will not infringe the patent or proprietary rights of any other Person. In addition, MPI and MPMx acknowledge that THE MPI RETAINED RIGHTS AND MPMx RETAINED RIGHTS ARE TRANSFERRED, AS THE CASE MAY BE, TO MPMx AND MPI, RESPECTIVELY, AS IS, AND MPI AND MPMx EXPRESSLY DISCLAIM AND HEREBY WAIVE, RELEASE AND RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In turn, MPI shall contractually require each MPI Subsidiary to acknowledge that MPMx makes no representation or warranty that such MPI Subsidiary's practice of any rights transferred to it hereunder or that such MPI Subsidiary's exploitation of any MPMx Retained Rights will not infringe the patent or proprietary rights of any other Person, to acknowledge that the MPMx Retained Rights are transferred to such MPI Subsidiary as is, and to expressly disclaim and waive, release and renounce any warranty, express or implied, with respect to such technology, including, without, any warranty of merchantability or fitness for a particular purpose.

      7.2 CONSEQUENTIAL DAMAGES. EXCEPT AS OTHERWISE SET FORTH HEREIN,
NEITHER PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.


SECTION 8.     INDEMNIFICATION

     8.1 INDEMNIFICATION BY MPI. MPI agrees to defend MPMx, at MPI's cost and expense, and will indemnify and hold MPMx and its directors, officers, employees and agents (the "MPMx Indemnified Parties") harmless from and against, any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the exploitation by MPI or an MPI Subsidiary or their licensees of the MPMx Retained Rights or other rights transferred by MPMx to MPI or an MPI Subsidiary pursuant to Section 2, including the development, manufacture, use, sale or other disposition of products or services resulting therefrom. In the event of any such claim against the MPMx Indemnified Parties by any party, MPMx shall promptly notify MPI in writing of the claim and MPI shall manage and control, at its sole expense, the defense of the claim and its settlement. The MPMx Indemnified Parties shall cooperate with MPI and may, at their option and expense, be represented in any such action or proceeding. MPI shall not be liable for any litigation costs or expenses incurred by the MPMx Indemnified Parties or for any costs or expenses of settlements made by any MPMx Indemnified Parties without MPI's prior written authorization. In addition, MPI shall not be responsible for the indemnification of any MPMx Indemnified Party arising from any negligent or intentional acts by such party.

     8.2 INDEMNIFICATION BY MPMx. MPMx agrees to defend MPI, at MPMx's cost and expense, and will indemnify and hold MPI and its directors, officers, employees and agents (the "MPI Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the exploitation by MPMx or its licensees of the MPI Retained Rights or other rights transferred by MPI or an MPI Subsidiary to MPMx pursuant to
Section 2, including the development, manufacture, use, sale or other disposition of products or services resulting therefrom. In the event of any such claim against the MPI Indemnified Parties by any party, MPI shall promptly notify MPMx in writing of the claim and MPMx shall manage and control, at its sole expense, the defense of the claim and its settlement. The MPI Indemnified Parties shall cooperate with MPMx and may, at their option and expense, be represented in any such action or proceeding. MPMx shall not be liable for any litigation costs or expenses incurred by the MPI Indemnified Parties or any costs or expenses of settlements made by any MPI Indemnified Parties without MPMx's prior written authorization. In addition, MPMx shall not be responsible for the indemnification of any MPI Indemnified Party arising from any negligent or intentional acts by such party.

     8.3 TERM The obligations set forth in this Section 8 shall survive any expiration of the Agreement Term.


SECTION 9.     GOVERNANCE.

     (a) ROLE OF FAMILY COUNCIL. The relationship among MPMx, MPI and the MPI Subsidiaries shall be guided by the Family Council. The purpose of the Family Council shall be to provide guidance to MPMx, MPI and each of the MPI Subsidiaries on matters relating to the definition of the MPMx Core Field, the MPI Core Field and any portion of the MPI Core Field assigned to an MPI Subsidiary, MPMx's proposed provision of PMDRDS in connection with a Competitive Product which has not yet advanced to the stage of clinical studies, the licensing of technology, the allocation and management of business opportunities among MPMx, MPI and the MPI Subsidiaries, the allocation of compensation and costs among MPMx, MPI and the MPI Subsidiaries, conflicts among MPMx, MPI and the MPI Subsidiaries, and other related issues. The Family Council shall endeavor to reach consensus on all conflicts brought before it by any of MPMx, MPI or an MPI Subsidiary. To the extent that conflicts brought before the Family Council specifically or disproportionately implicate the interests of MPMx, MPI or an MPI Subsidiary, the Family Council shall be deferential to that entity's recommendations consistent with MPI's overall business strategy. If the Family Council cannot reach a consensus on any conflict brought before it, the conflict shall be referred to the boards of directors of the parties involved.

     (b) TERM. If MPMx ceases to be an Affiliate of MPI, subsection (a) above shall cease to apply with respect to MPMx. If an MPI Subsidiary ceases to be an Affiliate of MPI, subsection (a) above shall cease to apply with respect to such MPI Subsidiary.


SECTION 10.    GENERAL PROVISIONS

      10.1 PRIOR AGREEMENTS WITH MPI SUBSIDIARIES. MPMx acknowledges that MPI has entered into a Rights Exchange Agreement and Technology Transfer and License Agreement with its subsidiary Millennium BioTherapeutics, Inc. ("MBio"). To the extent that such agreements are not substantially consistent with MPI's obligations to MPMx under this Agreement or the Technology Transfer and License Agreement, MPI agrees to use commercially reasonable and diligent efforts to amend such agreements (including obtaining any consents necessary to amend such agreements) so that they are substantially consistent with MPI's obligations to MPMx under this Agreement and the Technology Transfer and License Agreement. If, despite such efforts, MPI is unable to so amend the agreements, the provisions of this Agreement and the Technology Transfer and License Agreement shall nevertheless continue to apply to the relationship among

MPI, any other MPI Subsidiary and MPMx, and MPI shall not be deemed to be in breach of this Agreement or the Technology Transfer and License Agreement.

     10.2 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of
MPI or MPMx to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     10.3 FORCE MAJEURE. Neither Party to this Agreement shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of the Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such Party.

     10.4 COOPERATION. Each party agrees to cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by the other party, and necessary for the perfection, maintenance, enforcement or defense of that party's rights as set forth herein.

     10.5 NOTICES. All notices, requests and other communications to MPI or MPMx hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other party hereto):

          Millennium Pharmaceuticals, Inc.
          640 Memorial Drive
          Cambridge, MA  02139-4815
          ATTENTION:  Chief Business Officer (with a copy to Legal Department)


          Millennium Predictive Medicine, Inc.
          640 Memorial Drive
          Cambridge, MA  02139-4815
          ATTENTION:  President (with a copy to Legal Department)

Any notice or communication given in conformity with this Section 10.5 shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other electronic facsimile transmission, and three (3) days after mailing, if mailed.

     10.6 FURTHER ASSURANCES. Each of MPI and MPMx agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

     10.7 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, MPI, MPMx, and their respective successors and assigns. Notwithstanding the foregoing, except as otherwise contemplated herein, neither MPI nor MPMx may assign or otherwise transfer any of its rights and interests, nor delegate any of its respective obligations hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 10.7 shall be null and void. Subject to the foregoing, any reference to MPI and MPMx hereunder shall be deemed to include the successors thereto and assigns thereof.

     10.8 AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by MPI or MPMx therefrom, shall be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by MPI and MPMx, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreements course of dealing or performance or any other matter not set forth in an agreement in writing and signed by MPI and MPMx.

     10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts notwithstanding the provisions governing conflict of laws under the laws of the Commonwealth of Massachusetts to the contrary.

     10.10 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, MPI and MPMx hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     10.11 HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration interpreting, this Agreement.

     10.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     10.13 ENTIRE AGREEMENT. This Agreement, together with the Technology Transfer and License Agreement, the Trademark License Agreement dated the Effective Date, the Administrative Services Agreement dated the Effective Date, the Research Services and Collaboration Agreement dated the Effective Date and the Tax Sharing Agreement dated the Effective Date, constitute the entire agreement of MPI and MPMx with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between MPI and MPMx with respect to such subject matter are hereby superseded in their entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written.

                                     MILLENNIUM PHARMACEUTICALS, INC.



                                     By:
                                        -----------------------------
                                             Steven H. Holtzman
                                             Chief Business Officer



                                     MILLENNIUM PREDICTIVE MEDICINE, INC.



                                     By:
                                        -----------------------------
                                             Kenneth J. Conway
                                             President

                                    EXHIBIT A
                      MPI EXISTING COLLABORATION AGREEMENTS

1. Research and License Agreement between MPI and Hoffmann-LaRoche, Inc. dated March 25, 1994.

2. Collaborative Research Agreement between Pfizer, Inc. and Myco Pharmaceuticals, Inc. (later renamed ChemGenics Pharmaceuticals, Inc.) dated January 1, 1995, as amended.

3. License Option, License and Royalty Agreement between Pfizer, Inc. and Myco Pharmaceuticals, Inc. (later renamed ChemGenics Pharmaceuticals, Inc.) dated January 1, 1995, as amended.

4. Research and License Agreement between MPI and Eli Lilly and Company dated October 2, 1995, as amended.

5. Research and License Agreement between MPI and Astra AB, dated December 9, 1995, as amended.

6. Research and License Agreement between MPI and Eli Lilly and Company dated March 31, 1996.

7. Research and License Agreement between MPI and American Home Products Corporation, dated August 1, 1996, as amended.

8. Collaborative Research and License Agreement between American Home Products represented by its Wyeth-Ayerst Laboratories Division and ChemGenics Pharmaceuticals, Inc. dated November 1, 1996.

9. Collaboration Agreement between MBio and Eli Lilly and Company dated May 28, 1997.

10. Agreement by and between MPI, Monsanto Company and Monsanto Agricultural Genomics II LLC dated October 27, 1997.

11.  Agreement by and between Bayer AG and MPI dated September 22, 1998.






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